Exhibit 10(y)

                                    LEASE

   This Lease, made and entered into this 25th day of September, 1995, by and between FRUITVILLE-TUTTLE, LTD., a Florida limited partnership, (hereinafter referred to as "Landlord"), and, GREENTREE SOFTWARE, COMPANY, a Delaware corporation, (herein after referred to as "Tenant").

                                 WITNESSETH:

   That Landlord, in consideration of the rentals hereinafter reserved and the covenants and conditions herein undertaken by Tenant, hereby leases, lets, and demises to Tenant, and Tenant hereby leases and hires from Landlord the real property described as Suite 180, Phase I, Pen West Park, consisting of 3,833 square feet more or less at 2801 Fruitville Road, Sarasota, Florida 34237. The entire leased property including the land, building and other improvements depicted on Exhibit "A" are hereinafter referred to collectively as the "Premises." The address of the Premises is 2801 Fruitville Road, Sarasota, Florida. The building on the Premises is hereinafter referred to as the "Building."

   1. TERM. The term of this Lease shall be for a period of five (5) years commencing on the Commencement Date, as hereinafter defined, and terminating on the last day of the sixty (60) full months following the Commencement Date, unless sooner terminated in accordance with the provisions hereof.

   2. COMMENCEMENT DATE. The Commencement Date of this Lease shall be October 1, 1995.

   3. RENT AND SECURITY DEPOSIT. Tenant agrees to pay landlord at the Landlord's address set forth above, or at such other place as Landlord may designate in writing, base rent for the Premises in the amount of $210,815.00, payable $42,163.00 for the first year of the lease term, payable in increments of $3,513.58 per month, payable in advance on the first day of each month. If the Commencement Date is other than the first day of the month, the rent for the partial month within which the Commencement Date occurs shall be prorated to the first of the following month at $115.52 per day and shall be payable on the first day of the first full month following the Commencement Date. Tenant shall also pay monthly all applicable sales, use and excise taxes required to be paid by Landlord to any governmental authority on such rental receipts.

   4. LAST MONTH'S RENT. Tenant has deposited with Landlord the sum of $3,513.58 to be held by Landlord throughout the term of this Lease and any renewal or extension thereof. Upon Tenant's default under any term or provision of this Lease, Landlord may apply the same to pay any portion of any installment of rent or additional rent when due, or in liquidation of Landlord's damage; and Landlord shall not thereby waive any right or remedy available to Landlord under this Lease or by law with respect to such default. In all other events and provided that Tenant is not in default hereunder, said sum shall be credited toward the amount of the last month's rent due under this Lease or any renewal or extension thereof. Tenant agrees that Landlord may co-mingle said sum with other monies of Landlord and that Landlord shall be entitled to retain all interest, if any, earned thereon.

   5. TRANSFER OF LAST MONTH'S RENT. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposits, and this provision shall also apply to any subsequent transferees.

   6. ANNUAL RENT INCREASE. Commencing at the end of the first lease year of this Lease and continuing at the end of each consecutive lease year thereafter during the term of this Lease and any extensions or renewals thereof, the annual rent payment hereunder shall be recalculated by multiplying the annual rent applicable to the expiring lease year by a fraction, the numerator of which shall be the Consumer Price Index for the eleventh month of said expiring lease year and the denominator of which shall be the Consumer Price Index for the same month one year earlier. The Consumer Price Index referred to herein shall be the "Consumer Price Index for all Urban Consumers (CPI-U)" as published monthly by the United States Department of Labor Bureau of Labor Statistics or such successor United States Government index which is most similar to such index. Landlord shall notify Tenant in writing during the twelfth month of each lease year of the change in annual and monthly rental resulting from the CPI adjustment. Tenant shall begin paying such revised amount with the first monthly rent payment following receipt of notification of recalculation from Landlord. The first Lease year to which the adjustment will be applicable shall commence on the first day of the 12th full month following the Commencement Date. The total increase under this CPI increase shall not exceed four percent (4%) per year.

   7. TAXES. Tenant hereby agrees to pay to the taxing authorities, via Landlord within ten (10) days of receipt of bill from Landlord regarding same, all real property and property taxes and assessments that may be levied against the Premises and/or Building (and personal property located thereon or therein) by any lawful authority during the term of this Lease and any extension or renewal thereof. Taxes will be pro-rated on a square footage basis, as per Paragraph 17(d). In the event that Landlord's mortgage so requires, Tenant agrees to pay along with monthly rental one-twelfth (1/12) of the estimated annual real estate taxes.

    8. ALTERATIONS AND IMPROVEMENTS. Tenant after occupancy agrees to make no alterations to the Premises (other than interior decorating) without Landlord's prior written consent, which shall not be unreasonably withheld, and all such alterations and improvements (including interior decorating) shall be at the Tenant's sole cost and expense. All such alterations and improvements shall remain the property of Landlord upon the termination of this Lease, or Landlord at its sole option may require Tenant, at Tenant's expense, to promptly remove any or all of such alterations or improvements and restore the Premises to the same condition as existed on the Commencement Date hereof, ordinary wear and tear excepted.

   9. LIENS PROHIBITED. Tenant shall not permit any liens to attach to any interest in the Premises for labor, services or materials furnished thereto pursuant to a contract with Tenant. In the event such liens do attach, Tenant agrees to pay and discharge the same forthwith. Without limitation of the foregoing, Landlord may transfer such lien to a bond posted by Landlord pursuant to the provisions of Chapter 713, Florida Statutes, and recover from Tenant all costs of such bond. Landlord hereby notifies all persons and entities that any liens claimed by any party as the result of improving the Premises pursuant to a contract with Tenant, or with any persons other than Landlord, shall extend to, and only to, the right, title and interest in and to the Premises, if any, of the person contracting for such improvements. This paragraph shall be construed so as to prohibit, in accordance with the provisions of Chapter 713, Florida Statutes, the interest of Landlord in the Premises being subject to any lien or any improvements made by Tenant or any other person on the Premises.

   10. UTILITIES. Tenant acknowledges that the Premises is metered for electricity and that the Premises is served by heating, ventilating and air conditioning (HVAC) equipment located on the Premises. Tenant, at Tenant's sole cost and expense, shall be responsible at all times during the term of this Lease and any extension or renewal hereof for furnishing the Premises with and paying for all water, sewer, electricity, telephone service and all

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

other utilities or services required, used or consumed by Tenant at the Premises. Water and sewer services are paid via Tenant's contribution to CAM expense costs.

   11. REPAIRS AND MAINTENANCE. Landlord and Tenant herewith acknowledge that the roof, parking lot and all exterior maintenance shall be performed as written in this lease under the CAM provisions. Tenant shall obtain an air conditioning service contract for air conditioning equipment and shall be responsible for air conditioning and interior maintenance.

   12. INSURANCE. Throughout the term of this Lease and any extension or renewal thereof, Tenant shall maintain in force a policy or policies of public liability insurance (including broad form general liability extension endorsement) insuring Tenant against the claims of all persons for personal injuries or property damage, or both, arising out of or incident to Tenant's use or occupancy of the Premises. Landlord shall be named as additional insured under said policies and Tenant shall deliver to Landlord certificates evidencing such coverage in an amount of not less than $250,000.00 for property damage loss from any one accident and $1,000,000.00 for personal injuries from any one accident and $500,000.00 for injuries to any one person.

   13. INDEMNITY. Tenant shall defend, indemnify and hold Landlord harmless from any and all losses, damages, claims, liability and expenses whatsoever, including reasonable attorneys' fees through appellate proceedings, arising from Tenant's use of the Premises, or from the conduct of Tenant's business, or from any activity, work or things done, permitted or suffered by the Tenant, his agents, employees, contractors or invitees, in or about the Premises, or elsewhere, or from any negligence of Tenant, its agents, contractors, employees or invitees. Landlord shall not be liable to Tenant, or any employee, agent, contractor or invitee of Tenant, for any injury or damage to person or property for any reason whatsoever.

   14. CASUALTY. In the event that the Premises shall be destroyed or substantially damaged by fire or other casualty to the extent that the same shall not be tenantable by Tenant, Landlord, at Landlord's sole option, either may elect to cancel this Lease as of the time of the damage to or destruction of the Premises, whereupon Tenant shall be relieved from the payment of any rent accruing thereafter, or Landlord may elect to restore the Premises. Landlord shall notify Tenant of Landlord's election within thirty
(30) days following the damage or destruction. Rent shall abate during any period or repair or reconstruction. Landlord's notice to Tenant shall state the number of days necessary for repair or reconstruction. If reconstruction or repair is estimated to take more than ninety (90) days, Tenant shall have the option to cancel this Lease. If the Premises are partially damaged by fire or other casualty so that the Premises remain partially tenantable, Landlord shall immediately make necessary repairs and, during such repairs, the rent shall partially abate equal to the proportion of the Premises which are not tenantable.

   15. USE. Tenant hereby covenants and agrees to use the Premises for a general purpose office and Tenant shall not use the Premises for any other use or purpose whatsoever without Landlord's prior written consent. Tenant additionally covenants not to perform any act on the Premises prohibited by law and not to fail to perform any act required by law in connection with the use of the Premises including all building, housing, fire and health codes and regulations, not to use or maintain the Premises in such a manner as to constitute an actionable nuisance to Landlord or any third party and not to commit or permit waste of the Premises. Upon termination of this Lease, Tenant shall surrender the Premises in a broom clean condition and in as good a condition as existed upon the completion of Tenant's Work, reasonable wear and tear excepted.

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

16. ENTRY. Tenant agrees to permit Landlord and Landlord's agents entry to the Premises: (a) Upon reasonable advance notice during the term of this Lease (or any extension or renewal hereof) for the purpose of inspecting the Premises, preventing waste thereto, making such repairs or performing such maintenance as Landlord may deem necessary, showing the Premises to prospective purchasers or discharging any duty imposed upon Landlord by this Lease or by law or (b) within six months prior to the termination of this lease and any renewal thereof, upon reasonable notice, for the purpose of showing the Premises to prospective tenants at all reasonable hours.

   17. COMMON AREAS.

       (a) As used herein:

           (1) "Common Areas" shall mean all parking areas, sidewalks, walkways, loading areas, canopies, ramps, drainage facilities, outside water and sewer lines, landscaped areas, drainage areas, outside lighting fixtures and electrical lines, trash collection facilities and other areas or facilities available for the common use or benefit of tenants or customers of the Building.

           (2) Common area maintenance ("CAM") expenses shall mean all those expenses (a) arising from or related to the operation of the Building by Landlord, including, but not limited to maintenance and repair of the exterior walls, roof, floor, ceiling and all other obligations of Landlord under the terms hereof relating to the Building; (b) arising from or related to the operation of the Common Area, including, but not limited to, maintenance, repair, lighting, grounds maintenance, landscaping maintenance, maintenance of lighting facilities, drainage facilities and all payroll costs of expenses related to Common Areas and all utilities serving the Building which are not separately metered; (c) associated with fees for required licenses, off-site administrative charges such as printing and copying, and management fees; (d) incurred for the payment of real property taxes and assessments assessed against the Common Areas; (e) arising from insurance on the Building and the Common Areas, including fire, casualty, liability and extended coverage insurance, all of which shall be in such amounts as may be determined appropriately by Landlord.

       (b) Tenant shall have non-exclusive rights to use the Common Area.

       (c) During the term of this Lease, Landlord shall, subject to events beyond is reasonable control, maintain the Common Areas in good order and repair. The Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, change and enforce from time to time rules and regulations with respect to the Common Areas so long as such rules are not discriminatory against Tenant. Tenant agrees to abide by and conform with such rules and regulations. Landlord reserves the right at any time during the term of this Lease to redesignate, alter, modify, expand, reduce and change the Common Areas and to place displays or other improvements within the Common Areas on either a temporary or permanent basis. Landlord shall not be responsible for security of the Common Areas.

       (d) CAM expenses shall be apportioned by the basis of the square footage of Tenant's rented space 3,833 square feet in relation to the total of the leasable space within the Building. Tenant's common area maintenance charges for 1995 shall be $798.54 per month.

       (e) Prior to March 1 of each year, Landlord shall furnish to Tenant an estimated budget (the "Budget") for that

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

calendar year of all CAM expenses, as set forth herein, said payment to be made in twelve (12) equal, consecutive monthly installments with each monthly installment of rent. In the event the Budget results in a CAM payment different from the prior year, then credits to or payment from the Tenant for prior payments made that same calendar year will be applicable toward or paid with the monthly rent next due following receipt of the new Budget.

       (f) Prior to March 1 of each year, Landlord shall furnish to Tenant a statement prepared by Landlord's accountant reflecting actual CAM expenses for the previous calendar year (the "CAM statement"). If the CAM statement reflects that Tenant paid more than its pro rata share of CAM expenses in the previous year, Tenant shall be entitled to a credit against the rental payment next due (and such additional monthly rental payments thereafter as to allow a complete offset of said credit). If the CAM statement reflects that Tenant paid less than its proportionate share of CAM expenses in the prior year, Tenant shall pay such additional amount owing along with the rental payment next due. In the event the lease term has concluded, then the party owing money hereunder shall make payment within 10 days of delivery of the CAM statement.

   18. SUBORDINATION. Tenant agrees that this Lease is and at all times shall be subject and subordinate to the lien of any mortgage now or hereafter encumbering the Premises or any portion thereof and Tenant agrees from time to time to execute, acknowledge and deliver free of charge any instrument of subordination required or requested by any such mortgagee, and a signed writing acknowledging the status of this Lease in exchange for a nondisturbance agreement from said mortgagee. Upon transfer of any or all of Landlord's interest in this Lease or the Premises, or both, regardless of whether such transfer is characterized as voluntary or by operation of law, conditional or unconditional, absolute or as security for performance of an obligation, Tenant agrees to promptly execute, acknowledge and deliver to such transferee such estoppels, attornment agreements and similar items as such transferee may reasonably require. Upon the absolute transfer of the premises to any party assuming Landlord's obligations hereunder, the person or entity executing this Lease as Landlord shall thereupon be relieved of any and all further obligations to Tenant hereunder so long as the transferee assumes all of Landlord's obligations hereunder.

   19. ASSIGNMENT AND SUBLEASING. Tenant shall not assign this Lease, or any right or privilege granted hereunder, or sublet all or any portion of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld. No such assignment or subletting shall release Tenant from liability hereunder unless Landlord executes such release.

   20. CONDEMNATION. If any portion of the Premises is condemned for any public use or purpose by any legally constituted authority with the result that the same are no longer reasonably suitable for Tenant's continued use thereof for the purposes set forth in Paragraph 17 hereof, then Tenant shall have the option of cancelling this Lease, and rent shall be accounted for between Landlord and Tenant as of the date of taking or the date that Tenant is required to vacate the Premises, whichever date last occurs. In the event of such cancellation, Landlord shall be entitled to all compensation to be paid by the condemning authority, except that Tenant may pursue any claim Tenant may have for business interruption or moving expenses.

   21. HOLDING OVER. Should Tenant hold over possession of the Premises or any portion thereof after the expiration or termination of this Lease without Landlord's permission, such continued possession shall not be construed as a renewal of this Lease, but, upon acceptance of rent by Landlord after the termination hereof, shall be construed as a tenancy at will from month to month, subject to all of Tenant's obligations and covenants as described

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

in this Lease; provided, however, that Landlord shall not be obligated to accept such rent or allow Tenant to remain in possession of the Premises following expiration or termination of this Lease.

   22. DEFAULT. Tenant shall be deemed in default of its obligations under this Lease upon the occurrence of the following:

       (a) Tenant's default in payment of any rent, additional rent or other sums due hereunder when Landlord has not received such rent or other sums within fifteen (15) days following a due date;

       (b) Tenant's continued default in performance of any other covenant, promise or obligation of this Lease for any period of more than thirty (30) days after delivery of written notice of such default to Tenant unless Tenant has undertaken in good faith to cure such default to Tenant unless Tenant has undertaken in good faith to cure such default but same cannot reasonably be accomplished within said thirty (30) day period;

       (c) The involuntary bankruptcy of, or appointment of a receiver or trustee for Tenant is same is not discontinued within thirty days;

       (d) Tenant's voluntary petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization or insolvency law;

       (e) The sale of Tenant's interest under this Lease by execution or other legal process or Tenant's attempted assignment or subleasing without Landlord's permission;

       (f) Tenant's abandonment or vacation of the Premises during the term of this Lease or any extension or renewal thereof (Tenant's non-occupation of the Premises for a period of thirty (30) days shall be conclusively deemed an abandonment);

       (g) The seizure, sequestration or impounding by virtue or under authority of any legal proceeding of any of the personal property or fixtures of Tenant used in or incident to the operation of the Premises.

   23. LANDLORD'S REMEDIES. Upon Tenant's default hereunder, Landlord may exercise any one or all of the following options:

   (a) Terminate Tenant's right to possession under this Lease and reenter and take possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant, at such rent and under such terms and conditions as Landlord may, in the exercise of Landlord's sole discretion, deem best under the circumstances for the purpose of reducing Tenant's liability; and Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all rent, additional rent due under this Lease and for all damages suffered by Landlord because of Tenant's breach of any of the covenants of this Lease. At any time during such repossession or reletting, Landlord may, by delivering written notice to Tenant, elect to exercise its option under the following subparagraph to accept a surrender of the Premises, terminate and cancel this Lease, and retake possession and occupancy of the Premises. Nothing in this subparagraph shall be construed as imposing any enforceable duty upon Landlord to relet the Premises or otherwise mitigate or minimize Landlord's damages by virtue of Tenant's default.

       (b) Declare this Lease to be terminated by written notice, and reenter upon and take possession of the Premises, whereupon the term hereby granted and all right, title and interest of Tenant in the Premises shall terminate. Such termination shall be without prejudice to Landlord's right to collect from Tenant any

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

rent or additional rent that has accrued prior to such termination, together with all damages suffered by Landlord because of Tenant's breach of any covenant contained in this Lease.

       (c) Declare the entire remaining unpaid rent for the term of this Lease to be immediately due and payable, and, at Landlord's option, take immediate action to recover and collect the same by any available procedure.

   24. NON-WAIVER OF SUBSEQUENT DEFAULTS. Any failure of Landlord to enforce any provision of this Lease, or to demand strict compliance therewith, upon any default by Tenant shall not be construed as modifying the terms of this Lease or as a waiver of Landlord's right to terminate this Lease as herein provided or otherwise to enforce the provisions hereof upon any subsequent default by Tenant, unless such modifications or waiver is in writing signed by the Landlord.

   25. COST OF ENFORCEMENT. In the event that Landlord or Tenant shall hire an attorney to enforce any provision of this Lease or bring action to recover any sum due hereunder or bring an action for any breach hereunder, the prevailing party shall be entitled to recover all costs and expenses incurred, including reasonable attorneys' fees prior to trial, at trial and on appeal.

   26. NOTICES. Any notice or demand required under this Lease or by law shall be in writing and shall be deemed to have been delivered when mailed by first class mail addressed to Landlord at 1401 Manatee Avenue West, Suite 1110, Bradenton, Florida 34205 and to Tenant at 2801 Fruitville Road, Suite 180, Sarasota, Florida 34237. Such addresses may be changed by written notice as provided in this paragraph.

   27. INTEGRATION AND MODIFICATION. This Lease and any exhibits constitute a complete and total integration of the agreement of the parties, and all antecedent agreements, promises, representations and affirmations, whether written or oral, are merged herein and superseded hereby. No oral promises, representations or affirmations made contemporaneously with the execution of this Lease shall operate to modify, enlarge or contradict its express terms. This Lease may be modified by the subsequent agreement of the parties, but no such modification shall be operative unless contained in a writing signed by the party to be charged thereunder.

   28. INTERPRETATION. The covenants herein shall bind, and the benefits hereof shall inure to, the respective heirs, personal representatives, successors, and permitted assigns of the parties hereto, jointly and severally. Unless the context requires otherwise, the singular shall be construed to include the plural and vice versa. The paragraph headings used herein are for convenient reference only and are not to be used in interpreting or construing the terms of this Lease. This Lease is made and executed in Sarasota, Florida, and it shall be construed in the State of Florida pursuant to its laws.

   29. NO JOINT VENTURE. Landlord shall in no event be construed to be a partner or joint venturer of Tenant or any permitted assignee or sublessee, and Landlord shall not be responsible for any of Tenant's debts or liabilities of any permitted assignee or sublessee.

   30. TIME. Time is of the essence of this Lease and this applies to all the terms, covenants and conditions contained herein.

   31. RADON NOTIFICATION. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and

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state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This Paragraph is provided pursuant to Florida Statutes Section 404.056 (8).

   IN WITNESS WHEREOF, the parties hereto have stamped their hands and seal the day and year first above written.



                                      "TENANT"
SIGNATURES WITNESSED BY:              GREENTREE SOFTWARE, COMPANY
                                      By: /s/ John J. Medico
                                      -----------------------------------
/s/ John J. Medico                            John Medico, Vice President
- ------------------------------
Witness

- ------------------------------
Witness

                                      "LANDLORD"

                                      FRUITVILLE TUTTLE, LTD.,
                                      a Florida Limited Partnership

/s/ Wendy B. Davenport                Its General Partner
- ----------------------                TuFru, Inc.
Witness

/s/ Sherry Borga                      By: /s/ John McKay
- ----------------------                -------------------------
Witness                                   John McKay, President



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